Exhibit 99.1

Freescale Updates Third Quarter Outlook

AUSTIN, Texas--(BUSINESS WIRE)--September 26, 2011--Freescale Semiconductor (NYSE:FSL) today provided an update for the third quarter ending September 30, 2011.

Based on current estimates, the company now expects:

  Net sales to decline 6% to 8% sequentially. This compares to the initial guidance of flat to down 3% sequentially. The sales decline is attributable primarily to weakness in the company’s industrial and networking businesses;
  Gross margins to show modest sequential improvement despite the sequential decline in sales.

The company will not host a conference call in conjunction with this update. Additional commentary will be provided when the company reports its third quarter results.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our expectations concerning our future net sales, margins, and operations. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; geological conditions in some of the earthquake-prone countries where certain of our customers and suppliers are based; integration of future acquisitions into our business; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability claims; inability to make necessary capital expenditures; loss of key personnel; the financial viability of our customers, distributors or suppliers; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K/A and other filings with the SEC.

The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

About Freescale Semiconductor

Freescale (NYSE:FSL) is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial and networking markets. The company is based in Austin, Texas, and has design, research and development, manufacturing and sales operations around the world. www.freescale.com

Freescale and the Freescale logo are trademarks of Freescale Inc. All other product or service names are the property of their respective owners. © Freescale Inc. 2011.

CONTACT:
Freescale Semiconductor
Investor Relations:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media Relations:
Rob Hatley, 512-996-5134
robert.hatley@freescale.com